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                                                                          PAGE 1
                                                                    Exhibit 3.65


                           [STATE OF DELAWARE EMBLEM]
                          Office of Secretary of State

I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF HOLIDAY UNIVERSAL, INC. FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 1984, AT 9 O'CLOCK A.M.




                              | | | | | | | | | |








                                                     /s/ Glenn C. Kenton
                                             -----------------------------------
                                             Glenn C. Kenton, Secretary of State
                                                        AUTHENTICATION: 10278241
                                                                DATE: 06/29/1984

                                                    (Seal of Secretary of State)


                                  CERTIFICATE

            FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

     Holiday Universal, Inc., a corporation organized under the laws of Delaware, The Certificate of Incorporation of which was filed in the Office of the Secretary of State on the 24th day of October, 1979, the Certificate of Incorporation of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

     1.   The name of this corporation is Holiday Universal, Inc.

     2. Its registered office in the State of Delaware is located at 100 West Tenth Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

     3. The date when the restoration, renewal and revival of the Certificate of Incorporation of this company is to commence is the 29th day of February, A.D. 1984, same being prior to the date of the expiration of the Certificate of Incorporation. This renewal and revival of the Certificate of Incorporation of this corporation is to be perpetual.

     4. This corporation was duly organized under the Laws of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day


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of March A.D. 1984, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, said Holiday Universal, Inc., in compliance with
Section 312 of Title 8 of the Delaware Code has caused this certificate to be signed by Donald A. Goldman, its last President, and attested by William J. Fleischer, its last Secretary, this 15th day of June, 1984.



                                        Holiday Universal, Inc.




                                        By /s/ Donald A. Goldman
                                           ----------------------------------
                                           Donald A. Goldman, Last President


ATTEST:



By /s/ William J. Fleischer
   -------------------------------
   William J. Fleischer,
   Last Secretary


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                                VOL G131 PAGE 22

                                    [EMBLEM]

                                     STATE
                                       OF
                                    DELAWARE

                          Office of SECRETARY OF STATE

I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "HOLIDAY UNIVERSAL, INC.", as received and filed in this office the twenty-fourth day of October, A.D. 1979, at 10 o'clock A.M.


                    In Testimony Whereof, I have hereunto set my hand and official seal of Power this twenty-fourth day of October in the year of our Lord one thousand nine hundred and seventy-nine.




[SEAL]



                LEO J. DUGAN, Jr., Recorder /s/       Glenn C. Kenton
                                            ------------------------------------
                                            Glenn C. Kenton,  Secretary of State


  FORM 120



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                                VOL G131 PAGE 19

                          CERTIFICATE OF INCORPORATION

                                       OF

                            HOLIDAY UNIVERSAL, INC.

                            _______________________


     FIRST: The name of this corporation is HOLIDAY UNIVERSAL, INC.

     SECOND: The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, and County of New Castle. The name of its Registered Agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares which this corporation shall have authority to issue is ONE THOUSAND (1,000) SHARES of Common Stock without par value.

     FIFTH: The number of the authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

     SIXTH: The name and mailing address of the Incorporation is as follows:

            William H. Uffelman
            1206 Farmers Bank Building
            Tenth and Market Streets
            Wilmington, Delaware  19801




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                                VOL G131 PAGE 20


         SEVENTH: The powers of the Incorporator are not to terminate upon the filing of the Certificate of Incorporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file, and record this Certificate, and do certify that the facts stated are true; and I have accordingly hereunto set my Hand.

                                        /s/ William H. Uffelman
                                        ------------------------------
                                        William H. Uffelman


In the presence of:

---------------------------------



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                                VOL G131 PAGE 21


STATE OF DELAWARE:
                 : SS.
NEW CASTLE COUNTY:



         BE IT REMEMBERED, that on this 19th day of October, A.D., 1979, personally appeared before me, the Subscriber, a Notary Public for the State and County aforesaid, WILLLIAM H. UFFELMAN, party to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to him the contents of said Certificate, he did acknowledge that he signed, sealed and delivered the same as his voluntary act and deed, and deposed that the facts therein stated were truly set forth.

         GIVEN under my Hand and Seal of office the day, month and year aforesaid.

                                        /s/ illegible
                                        ------------------------------
                                        Notary Public